Exhibit 23 — Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-65417) and on Form S-8 (File No. 333-95343) of Alliance Financial Corporation of our report dated January 21, 2004 relating to the consolidated financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Syracuse, New York
March 5, 2004

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